Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc. Christine Regan Lindenboom (Investors and Media) 617-682-4340

Josh Brodsky

(Investors)

617-551-8276

Alnylam Pharmaceuticals Announces Transition of Chief Financial Officer

– Announces Planned Appointment of Jeff Poulton –

– Manmeet S. Soni to Resign After a Transition Period –

CAMBRIDGE, Mass., July 11, 2019 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, announced today that Jeff Poulton is joining the Company on July 11, 2019 and has been appointed Executive Vice President and Chief Financial Officer (CFO), effective August 13, 2019. Jeff will join Alnylam with nearly 25 years of financial, operational and strategic leadership experience, including serving as Executive Vice President and CFO of Shire plc. Manmeet S. Soni has decided to resign to pursue other interests; he will continue as CFO of Alnylam through August 12, 2019 providing a smooth transition.

“The Board of Directors and I are sincerely grateful to Manmeet for his many contributions in support of Alnylam’s global expansion and commercialization activities over the last couple of years, where he led the buildout of our global financial and operational infrastructure and strengthened the Company’s balance sheet with over $1.5 billion in new equity capital. I’m grateful that Manmeet will assist in a smooth transition, and we wish him well in his next endeavor,” said John Maraganore, Ph.D., Chief Executive Officer of Alnylam. “Jeff brings a wealth of experience to Alnylam that is ideal at this exciting point in our Company’s ongoing growth. He is a seasoned leader with a proven track record and I look forward to partnering with him to drive our transition toward a global, multi-product and self-sustainable company with a deep clinical pipeline and robust product engine for future innovation.”

“I’ve thoroughly enjoyed my time as part of the Alnylam team and am proud of the many contributions made to launch the Company as a commercial enterprise and support its global expansion across multiple geographies,” said Manmeet S. Soni, Chief Financial Officer of Alnylam. “I am confident that the foundation created over the past few years will serve the Company well for many years to come, and that Alnylam’s emerging transition toward a sustainable business is very much in hand. I look forward to working with Jeff during the transition period.”

“The opportunity to join a company like Alnylam that lives at the leading edge of RNAi science, clinical development and patient care by leveraging its powerful product engine is unmatched,” said Jeff Poulton. “With a strong commercial launch of ONPATTRO underway, a New Drug Application and Marketing Authorization Application for a second investigational RNAi therapeutic having been recently filed with the FDA and EMA, and a robust pipeline of opportunities, including several now in Phase 3, I look forward to leveraging my experience toward bringing innovative medicines to patients around the globe.”

Mr. Poulton was most recently Chief Financial Officer of Indigo Ag, Inc., a company dedicated to harnessing nature to help farmers sustainably feed the planet. Prior to that Mr. Poulton was Chief Financial officer of Shire plc, and member of Shire’s Executive Committee and Board of Directors. As CFO of Shire, he had responsibility for all aspects of the finance organization including SEC reporting, Treasury, Tax, Internal Audit, Financial Planning & Analysis, Investor Relations, and Procurement. Prior to his CFO role at Shire he held a variety of financial roles and also served in a general management capacity while leading Shire’s rare disease commercial operations in North America, Latin America, and Asia Pacific.

Prior to his fifteen-year tenure at Shire, Jeff led corporate finance and business development initiatives in both the energy and materials manufacturing sectors, in financial leadership positions at Cinergy Corp and PPG industries. He also served as a U.S. Navy Commissioned Officer.

Mr. Poulton holds a B.A. in Economics from Duke University and an MBA in Finance from the Kelley School of Business at Indiana University. He is a member of the Board of Directors of EIP Pharmaceuticals.

About Alnylam

Alnylam (Nasdaq: ALNY) is leading the translation of RNA interference (RNAi) into a whole new class of innovative medicines with the potential to transform the lives of people afflicted with rare genetic, cardio-metabolic, hepatic infectious, and central nervous system (CNS)/ocular diseases. Based on Nobel Prize-winning science, RNAi therapeutics represent a powerful, clinically validated approach for the treatment of a wide range of severe and debilitating diseases. Founded in 2002, Alnylam is delivering on a bold vision to turn scientific possibility into reality, with a robust discovery platform. Alnylam’s first approved RNAi therapeutic is ONPATTRO® (patisiran) available in the U.S., EU and Japan. Alnylam has a deep pipeline of investigational medicines, including five product candidates that are in late-stage development. Looking forward, Alnylam will continue to execute on its “Alnylam 2020” strategy of building a multi-product, commercial-stage biopharmaceutical company with a sustainable pipeline of RNAi-based medicines to address the needs of patients who have limited or inadequate treatment options. Alnylam employs over 1,200 people worldwide and is headquartered in Cambridge, MA. For more information about our people, science and pipeline, please visit www.alnylam.com and engage with us on Twitter at @Alnylam or on LinkedIn.

Alnylam Forward Looking Statements

Various statements in this release concerning Alnylam’s future expectations, plans and prospects, including, without limitation, Alnylam’s expectations regarding growth, global expansion, the productivity of its product engine, the transition toward becoming a multi-product, self-sustainable company with a deep pipeline, and its “Alnylam 2020” guidance for the advancement and commercialization of RNAi therapeutics, constitute forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, Alnylam’s ability to discover and develop novel drug candidates and delivery approaches, successfully demonstrate the efficacy and safety of its product candidates, the pre-clinical and clinical results for its product candidates, which may not be replicated or continue to occur in other subjects or in additional studies or otherwise support further development of product candidates for a specified indication or at all, actions or advice of regulatory agencies, which may affect the design, initiation, timing, continuation and/or progress of clinical trials or result in the need for additional pre-clinical and/or clinical testing, delays, interruptions or failures in the manufacture and supply of its product candidates, obtaining, maintaining and protecting intellectual property, Alnylam’s ability to enforce its intellectual property rights against third parties and defend its patent portfolio against challenges from third parties, obtaining and maintaining regulatory approval, pricing and reimbursement for products, progress in establishing a commercial and ex-United States infrastructure, successfully launching, marketing and selling its approved products globally, Alnylam’s ability to successfully expand the indication for ONPATTRO in the future, competition from others using technology similar to Alnylam’s and others developing products for similar uses, Alnylam’s ability to manage its growth and operating expenses, obtain additional funding to support its business activities, and establish and maintain strategic business alliances and new business initiatives, Alnylam’s dependence on third parties for development, manufacture and distribution of products, the outcome of litigation, the risk of government investigations, and unexpected expenditures, as well as those risks more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) and in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

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